As filed with the Securities and Exchange Commission on May 30, 2012

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3960974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

780 Third Ave., 25th Floor

New York, NY 10017

(Address of principal executive office with zip code)

FUEL SYSTEMS SOLUTIONS, INC. 2011 STOCK OPTION PLAN

(Full title of the Plan)

Pietro Bersani, Chief Financial Officer

780 Third Avenue, 25th Floor

New York, New York 10017

(646) 502-7170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald H. Janis, Esq.

Day Pitney LLP

7 Times Square

New York, New York 10036

(212) 297-5800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.001 per share	300,000 shares	$15.41	$4,623,000	$529.80

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issuable pursuant to anti-dilution provisions contained in the Fuel Systems Solutions, Inc. 2011 Stock Option Plan (the “Plan”).
(2)	Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low prices of the Common Stock as reported on NASDAQ on May 23, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1	Plan Information*

Not filed with this Registration Statement.

ITEM 2	Registrant Information and Employee Plan Annual Information*

Not filed with this Registration Statement.

*	All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Documents Incorporated By Reference

The following documents filed by Fuel Systems Solutions, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011;

2.	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Company’s latest Annual Report on Form 10-K;

3.	The description of capital stock contained in Registration Statement on Form 8-A filed August 25, 2006, including any amendment or report filed for the purpose of updating such description; and

4.	The description of common stock purchase rights contained in Registration Statement on Form 8-A filed August 25, 2006, as amended on July 21, 2009 and including any further amendment or report filed for the purpose of updating such description.

Information in Current Reports on Form 8-K furnished to the Commission, including under Item 2.02 or 7.01 of Form 8-K, prior, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

In addition, all documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated herein by reference and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters relating to the issuance of the shares of the Company’s Common Stock offered hereby have been passed upon by DAY PITNEY LLP, counsel to the Company. Partners and other attorneys involved in the preparation of the Registration Statement in the law firm of DAY PITNEY LLP do not beneficially own any shares of the Company as of May 30, 2012.

ITEM 6.	Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that, except to the extent prohibited by the DGCL, none of the Company’s directors shall be liable to it or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company’s bylaws provide for indemnification, to the fullest extent permitted by Delaware or other applicable law (as currently in effect or to the extent amended to provide broader indemnification rights than previously permitted), of any person who was or is made or is threatened to be made a party, or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or, while in such position, is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or other entity, including service with respect to employee benefit plans (“indemnitee”), against all liability and loss suffered and expenses (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, penalties and amounts paid in settlement) actually and reasonably incurred by the indemnitee in connection therewith. Indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee, agent, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Except as otherwise provided in the bylaws, the Company will be required to indemnify an indemnitee in connection with a proceeding commenced by the indemnitee only if authorized by the Board of Directors. Indemnification under the bylaws (unless ordered by a court) may be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL. Any such determination with respect to an officer or director at the time of such determination must be made, in accordance with the by-laws, by the requisite disinterested directors, independent legal counsel or the stockholders. The Company will pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition upon receipt (to the extent required by law) of an undertaking to repay all amounts if it is ultimately determined that the indemnitee is not entitled to indemnification.

Further, all of the directors and officers of the Company are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. Pursuant to director indemnification agreements with our outside directors, the Company has agreed to indemnify them if they are made a party to or threatened to be made party to any proceeding by reason of their status as a director.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

ITEM 8.	Exhibits

4.1	Fuel Systems Solutions, Inc. 2011 Stock Option Plan (incorporated by reference to Appendix A of the Company’s proxy statement filed with the Commission on April 9, 2012)

5.1	Opinion of Day Pitney LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereto)

ITEM 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of May, 2012.

FUEL SYSTEMS SOLUTIONS, INC.

By:	/s/ Pietro Bersani
Pietro Bersani
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pietro Bersani and Matthew Beale, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 30, 2012:

Signature	Title

/s/ Mariano Costamagna	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
Mariano Costamagna

/s/ Pietro Bersani	Chief Financial Officer (Principal Financial Officer)
Pietro Bersani

/s/ Michael Helfand	Senior Vice President Finance and Chief Accounting Officer (Principal Accounting Officer)
Michael Helfand

/s/ Norman L. Bryan	Director
Norman L. Bryan

/s/ Troy Clarke	Director
Troy Clarke

/s/ Marco Di Toro	Director
Marco Di Toro

/s/ James W. Nall	Director
James W. Nall

/s/ Joseph Pompeo	Director
Joseph Pompeo

/s/ William J. Young	Director
William J. Young

EXHIBIT INDEX

5.1	Opinion of Day Pitney LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereto)

9